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                                                                    EXHIBIT 16.1

October 7, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated October 7, 1997, of Safeskin Corporation and are in agreement with the statements contained in the second and third paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.




                                                       COOPERS & LYBRAND LLP